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                                                                     EXHIBIT 4.1



        FIRST SUPPLEMENTAL INDENTURE (this "FIRST SUPPLEMENTAL INDENTURE") dated as of June 23, 2004, between DOWNEY FINANCIAL CORP., a corporation duly organized and existing under the laws of the State of Delaware (the "COMPANY"), and WILMINGTON TRUST COMPANY, a Delaware-chartered bank and trust company, as trustee hereunder (the "TRUSTEE").

        WHEREAS, the Company has executed and delivered to the Trustee an Indenture dated as of November 15, 2000 (the "ORIGINAL INDENTURE"; the Original Indenture, as amended and supplemented by this First Supplemental Indenture, is hereinafter called the "INDENTURE") providing for the issuance and sale by the Company from time to time of its senior unsecured debt securities, including notes and other evidence of indebtedness (the "NOTES");

        WHEREAS, Section 10.01 of the Original Indenture provides that the Company may enter into a Supplemental Indenture without the consent of any holder of Notes to, among other things, (i) to provide for the issuance of and establish the form and terms and conditions of the Notes of any series and (ii) to change or eliminate any provision of the Indenture, provided that any such change or elimination (a) shall become effective only when there is no Note outstanding of any series created prior to the execution of such Supplemental Indenture which is entitled to the benefit of such provision or (b) shall not otherwise adversely apply to any Note outstanding;

        WHEREAS, no Notes have heretofore been issued under the Indenture and the Company has determined that this First Supplemental Indenture complies with such Section 10.01;

        WHEREAS the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and hereby certifies that all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been satisfied and that the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

        NOW THEREFORE, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

        SECTION 1. Definitions.

        (a) Terms used herein and not defined herein have the meanings ascribed to such terms in the Original Indenture; provided, however, that the definitions set forth below of the terms "Business Day," "Capital Stock," "Common Stock," "Event of Default," "Outstanding," "Paying Agent," "Person," "Principal Subsidiary Bank," "Regular Record Date" and "Subsidiary Bank" supercede and replace the definitions of such terms which appear in the Original Indenture. The term "ORIGINAL INDENTURE" shall have the meaning set forth in the recitals above.

        (b) The second sentence of the first paragraph of Section 1.01 of the Original Indenture is hereby amended by deleting the text "(the "Trust Indenture Act")", and the third sentence of the first paragraph of Section 1.01 of the Original Indenture is hereby amended and restated to read in full as follows:



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        "All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles."

        (c) Section 1.01 of the Original Indenture is hereby supplemented to add the following definitions, all in the appropriate alphabetical sequence:

        "AUTHORIZED NEWSPAPER" means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are not Business Days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same place meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

        "BANK" means any Person which is a savings association, savings bank, savings and loan association, bank, trust company or similar entity organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia.

        "BUSINESS DAY" and "business day" mean any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close; provided that such term shall mean, when used with respect to any payment of principal of, or premium or interest, if any, on, the Notes of any series to be made in a Place of Payment (which Place of Payment shall be specified in the form of the Notes of such series or pursuant to Section 2.01 of this Indenture) other than The City of New York, any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment are authorized or obligated by law, regulation or executive order to close.

        "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) in the equity of such Person (including, without limitation, (a) with respect to a corporation, common stock, preferred stock and any other capital stock, (b) with respect to a partnership, partnership interests (whether general or limited), and (c) with respect to a limited liability company, limited liability company interests).

        "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "COMMON STOCK" means, with respect to any Person, Capital Stock of such Person of any class or series which has no preference or priority in respect of the payment of dividends or distributions of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and which is not subject to redemption by such Person.

        "COVENANT DEFEASANCE" shall have the meaning specified in Section 12.05.

        "DEBT" means indebtedness for borrowed money.

        "DEFAULT" means, with respect to the Notes of any series, any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such series.

        "DEFAULTED INTEREST" shall have the meaning specified in Section 2.03.

        "DEFEASANCE" shall have the meaning specified in Section 12.05.

        "EVENT OF DEFAULT" shall have the meaning specified in Section 6.01.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "FIRST SUPPLEMENTAL INDENTURE" means the First Supplemental Indenture dated as of June 23, 2004 between the Company and the Trustee, as originally executed and delivered or, if amended or supplemented as provided in this Indenture, as so amended or supplemented from time to time.

        "GAAP" and "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" mean such accounting principles as are generally accepted in the United States of America as of the date or time of any computation required under this Indenture.

        "GOVERNMENT OBLIGATIONS" means securities which are (i) direct obligations of the United States of America where the payment or payments thereunder are supported by the full faith and credit of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of
(i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

        "HOLDER," "HOLDER" and "NOTEHOLDER" mean, in the case of any Note other than a Note in bearer form, the Person in whose name such Note is registered in the Note Register.

        "LIEN" means any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrances of any nature whatsoever.

        "MATURITY" means, with respect to any Note, the date on which the principal of such Note or an installment of principal becomes due and payable as provided in or pursuant to this Indenture or such Note, whether at the Stated Maturity, by declaration of acceleration, upon redemption at the option of the Company, upon repurchase or repayment at the option of the holder or otherwise, and includes, without limitation, a Redemption Date for such Note.

        "OUTSTANDING" and "OUTSTANDING" when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture except:

               (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

               (b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company or any of its Subsidiaries) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), provided, that if such Notes are to be redeemed prior to the Maturity Date thereof, notice of such redemption shall have been given as in Article Three provided or provision satisfactory to the Trustee shall have been made for giving such notice;

               (c) Notes as to which the Company has effected defeasance pursuant to Section 12.05 hereof (it being understood that Notes as to which the Company has effected covenant defeasance but not defeasance shall be deemed to be Outstanding); and

               (d) Notes paid or in lieu of and in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Article Two, unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course.

        "PAYING AGENT" and "paying agent" shall mean, with respect with the Notes of any series, Wilmington Trust Company and/or any other paying agents appointed by the Company from time to time in respect of the Notes of such series.

        "PERSON" and "person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "PREDECESSOR NOTE" of any particular Note means every previous Note evidencing all or a portion of the same indebtedness as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.08 in exchange for or in lieu of a mutilated, defaced, destroyed, lost or stolen Note shall be deemed to evidence the same indebtedness as the mutilated, defaced, destroyed, lost or stolen Note.

        "PREFERRED STOCK" means, with respect to any Person, any Capital Stock of such Person of any class or series that ranks, in respect of the payment of dividends or distributions of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, senior to the Common Stock of any class or series of such Person.

        "PRINCIPAL SUBSIDIARY BANK" means, as of any date, any Subsidiary Bank, any Surviving Person and any Successor Subsidiary, in any such case the total consolidated assets of which exceed 20% of the total consolidated assets of the Company and its Subsidiaries, all determined in accordance with generally accepted accounting principles as of the date of the then most recent consolidated balance sheet of the Company and its Subsidiaries.

        "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date on the Notes of any series shall mean each date specified for that purpose as contemplated by Section 2.01.

        "SIGNIFICANT SUBSIDIARY" means any Subsidiary which is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission, as such Rule was in effect on June 16, 2004 but substituting "20 percent" for "10 percent" wherever a reference to "10 percent" appears in such definition.

        "SPECIAL RECORD DATE" for the payment of any Defaulted Interest on any Note means a date fixed by the Trustee pursuant to Section 2.03.

        "STATED MATURITY" means, with respect to any Note or any installment of principal thereof or premium or interest thereon, the date established by or pursuant to this Indenture or such Note as the fixed date on which the principal of or premium on such Note or such installment of principal or premium or interest is due and payable.

        "SUBSIDIARY" means (1) any corporation at least a majority of the total voting power of whose outstanding Voting Stock is owned, directly or indirectly, at the date of determination by the Company and/or one or more other Subsidiaries, and (2) any other Person in which the Company and/or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own at least a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, at least a majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

        "SUBSIDIARY BANK" means any Subsidiary which is a Bank.

        "SUCCESSOR SUBSIDIARY" has the meaning specified in Section 16.01.

        "SUPPLEMENTAL INDENTURE" means an indenture supplemental hereto entered into in accordance with the applicable provisions of Article Ten hereof.

        "SURVIVING PERSON" has the meaning specified in Section 16.01.

        "TRUST INDENTURE ACT" and "TRUST INDENTURE ACT OF 1939" mean the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or the Trust Indenture Act of 1939 or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

        "VOTING STOCK" means, with respect to any Person, any class or series of Capital Stock of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or to appoint or to approve the appointment of, the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

        "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary all of whose outstanding shares of Capital Stock (other than directors' qualifying shares) are owned, directly or indirectly, by the Company.

        SECTION 2. Creation of the Offered Securities. Pursuant to Section 2.01 of the Indenture, there is hereby created a new series of Notes designated as the "6 1/2% Senior Notes due 2014" and such Notes are sometimes hereinafter called the "OFFERED SECURITIES." The Offered Securities shall have the following terms:

        (a) The aggregate principal amount of the Offered Securities that may be authenticated and delivered under the Indenture is initially limited to $200,000,000, except for Offered Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Offered Securities pursuant to Sections 2.07, 2.08, 3.03 or 10.04 of the Indenture. However, such series of Offered Securities may be re-opened from time to time in the future by the Company for the issuance of additional Notes of such series, without the consent of the holders of the Offered Securities, so long as any such additional Notes of such series have the same form and terms (other than the date of authentication and, if applicable, the date from which interest thereon shall begin to accrue), carry the same right to receive accrued and unpaid interest, and have the same CUSIP number as the Offered Securities theretofore issued; provided, however, that, notwithstanding the foregoing, such series may not be reopened if an Event of Default has occurred and is continuing with respect to the Offered Securities or if the Company has effected satisfaction and discharge, defeasance or covenant defeasance with respect to the Offered Securities pursuant to Sections 12.01 or 12.05, as the case may be, of the Indenture; and provided, further, that no additional Notes of such series may be issued at a price that would cause such additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended.

        (b) The Maturity Date of the Offered Securities on which the principal thereof is due and payable shall be July 1, 2014.

        (c) The principal of the Offered Securities shall bear interest at the rate of 6 1/2% per annum from June 23, 2004 or from the most recent date to which interest has been paid or duly provided for on the Offered Securities, payable semi-annually in arrears on January 1 and July 1 (each an "INTEREST PAYMENT DATE") of each year, commencing January 1, 2005, which interest shall be paid to the Persons in whose names the Offered Securities (or one or more Predecessor Notes thereof) are registered at the close of business on December 15 or June 15 (each a "REGULAR RECORD DATE") (whether or not such Regular Record Date is a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the Offered Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. No Additional Amounts of the nature referred to in Section 4.05 of the Indenture shall be payable on the Offered Securities.

        (d) The Company hereby designates each of the Borough of Manhattan, The City of New York and Wilmington, Delaware as a Place of Payment with respect to the Offered

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Securities. The principal of (and premium, if any) and interest on the Offered
Securities shall be payable, the Offered Securities may be surrendered for registration of transfer and exchange, and notices and demands to or upon the Company in respect of the Offered Securities or the Indenture may be served, at the office or agency of the Company maintained for such purposes from time to time in each such Place of Payment and the Company shall maintain an office or agency in respect of the Offered Securities in each such Place of Payment for the foregoing purposes. The Company hereby appoints the Trustee as trustee, Paying Agent, transfer agent and Note Registrar for the Offered Securities and designates the office of the Trustee's agent, currently located at c/o Computershare Trust Company of New York, 88 Pine Street, New York, New York 10005, and the corporate trust office of the Trustee, currently located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, as the Company's agencies in the Borough of Manhattan, The City of New York and Wilmington, Delaware, respectively, for the foregoing purposes; provided, however, that the Company, subject to the applicable provisions of the Indenture, may, with respect to the Offered Securities, appoint another Person to be the Note Registrar, transfer agent or Paying Agent, and appoint additional Note Registrars, transfer agents and Paying Agents, with respect to the Offered Securities so long as the Company shall at all times maintain an office or agency in respect of the Offered Securities in each Place of Payment for the foregoing purposes.

        (e) The Offered Securities may be redeemed by the Company, in whole or from time to time in part, at the option of the Company, on the terms and subject to the conditions set forth in the Indenture and in the form of Offered Security which appears as Exhibit A to this First Supplemental Indenture.

        (f) The Offered Securities shall not be subject to repurchase, repayment or redemption by the Company at the option of the holders prior to the Maturity Date of the Offered Securities (provided that nothing in this First Supplemental Indenture or the Original Indenture shall limit the right of the Trustee or the holders of the Offered Securities to declare the principal of, and accrued and unpaid interest on, the Offered Securities to be immediately due and payable as provided in Article Six of the Indenture) and the Offered Securities shall not be subject to a sinking fund or analogous provision. Without limitation to the foregoing, the Survivor's Option described in Section 3.05 of the Indenture will not be applicable with respect to the Offered Securities.

        (g) The Offered Securities shall be issued in denominations of $1,000 and integral multiples of $1,000.

        (h) The Offered Securities shall be issued in registered form, without coupons, and shall initially be issued as Book-Entry Notes evidenced by one or more Global Notes, and the Depository for such Global Notes initially shall be The Depository Trust Company. The Offered Securities shall not be issuable in definitive certificated form except as provided in Section 2.07(b) of the Indenture.

        (i) The Offered Securities shall be subject to defeasance and covenant defeasance pursuant to Section 12.05 of the Indenture.



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
        (j) The principal of, premium, if any, and interest on the Offered Securities shall be payable in such coin or currency of the United States of America as of the time of payment shall be legal tender for the payment of public and private debts.

        (k) The Offered Securities shall not be Convertible Securities.

        (l) To the extent that any payment of principal of or premium, if any, or interest on the Offered Securities is not paid when due, then, to the maximum extent permitted by law, interest on such overdue principal of and premium, if any, and interest on the Offered Securities shall accrue and will be payable at the per annum rate of interest borne by the Offered Securities until such overdue amount is paid.

        (m) As used in the Indenture with respect to the Offered Securities and in the certificates evidencing the Offered Securities, all references to "premium" on the Offered Securities shall mean any amounts (other than accrued interest) payable upon the redemption of any Offered Security in excess of 100% of the principal amount of such Offered Security.

        (n) Neither the Company nor any of its Subsidiaries shall act as Paying Agent with respect to the Offered Securities in the event that the Company shall have effected satisfaction and discharge, defeasance or covenant defeasance with respect to the Offered Securities pursuant to Article Twelve of the Indenture.

        (o) The Offered Securities shall rank senior in right of payment to the Company's 10% Junior Subordinated Debentures due September 15, 2029 and the Offered Securities shall constitute "Senior and Subordinated Debt" as defined in the Junior Subordinated Indenture dated as of July 23, 1999 by and between the Company and the Trustee and shall constitute "Senior Indebtedness" as defined in the Indenture dated as of November 15, 2000, relating to the Company's subordinated debt securities by and between the Company and the Trustee.

        (p) The Offered Securities shall be in substantially such form and shall have such additional terms and provisions as are set forth in the form thereof attached hereto as Exhibit A, which terms and provisions are hereby incorporated by reference in and made a part of this First Supplemental Indenture and the Original Indenture as if set forth in full herein and therein. The form of the Offered Securities attached hereto as Exhibit A is hereby approved by the Company in accordance with Section 2.02 of the Indenture.

        SECTION 3. Amendments to Article Two.

        (a) Section 2.01 of the Original Indenture is hereby amended by deleting the words "There shall be established in or pursuant to a Board Resolution or Supplemental Indenture, and set forth in an Officers' Certificate, prior to the initial issuance of Notes of any series:" appearing at the beginning of the first sentence of the third paragraph of Section 2.01 and replacing those words with the following:

               "With respect to the Notes of any series to be authenticated and delivered hereunder, there shall be established in or pursuant to one or more Board Resolutions and set forth in an Officers' Certificate, or established in one or more Supplemental Indentures, prior to the initial issuance of any Notes of such series:"

        (b) Section 2.01 of the Original Indenture is hereby amended by deleting clauses (2), (12) and (17) thereof and replacing them in their entirety with the following:

               "(2) the aggregate principal amount of the Notes of the series which may be authenticated and delivered under this Indenture (except for Notes of the series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.07, 2.08, 3.03 or 10.04), and whether such series may be "reopened" for the issuance of additional Notes of such series and, if so, any terms and conditions of such reopening;"

               "(12) if the Notes of such series shall not be subject to defeasance and/or covenant defeasance pursuant to Article Twelve;"

               "(17) any additions to, deletions from, or other changes in this Indenture (so long as such additions, deletions and changes apply only to the Notes of such series) and any other terms of such series."

        (c) Section 2.02 of the Original Indenture is hereby amended by deleting the second paragraph of Section 2.02 and replacing it in its entirety with the following:

               "Notes of any series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, Supplemental Indenture or Officers' Certificate, and the authorized principal amount of any series may be increased to provide for issuances of additional Notes of such series if so provided pursuant to clause (2) of Section 2.01, subject to any terms or conditions specified pursuant to such clause (2). If so provided by or pursuant to the Board Resolution, Supplemental Indenture or Officers' Certificate, the terms of such Notes to be issued from time to time may be determined as set forth in such Board Resolution, Supplemental Indenture or Officers' Certificate, as the case may be."

        (d) Section 2.03 of the Original Indenture is hereby amended by deleting the second paragraph of Section 2.03 and replacing it in its entirety with the following:

               "Except as otherwise provided in any Note or with respect to the Notes of any series pursuant to Section 2.01, the person in whose name any Note is registered at the close of business on the Regular Record Date with respect to an Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided, however, that if the Company shall default in the payment of any interest due on any Note on an Interest Payment Date ("DEFAULTED INTEREST"), such Defaulted Interest shall forthwith cease to be payable to the person who was the holder thereof on the relevant Regular Record Date by virtue of having been such holder; and such Defaulted Interest may be paid by the Company, at its election, as provided in clause (a) or (b) below:

               "(a) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Note (or a Predecessor Note thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this subparagraph provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the holder of such Note (or a Predecessor Note thereof) at his address as it appears in the Note Register not less than 10 days prior to such Special Record Date. The Company shall direct the Trustee to, whereupon the Trustee shall, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Note (or a Predecessor Note thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

               "(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Note may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Company."

        (e) Section 2.06 of the Original Indenture is hereby amended by deleting the last paragraph of Section 2.06 and replacing it in its entirety with the following:

               "Notes of the same series which have the same terms, including the same Maturity Date, interest rate, Interest Payment Dates and Redemption Dates, if any, and the same CUSIP number (all such Notes being collectively referred to herein as a "TRANCHE"), may be represented by a single Global Note, without interest coupons."


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
        (f) Section 2.07(b) of the Original Indenture is hereby amended by deleting the second, third and fourth paragraphs of Section 2.07(b) and replacing them in their entirety with the following:

               "Unless otherwise provided with respect to the Notes of any series pursuant to Section 2.01 of this Indenture, if:

                      "(i) the Depository for the Global Notes of such series
               notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes of such series or if the Company becomes aware that such Depository has ceased to be a clearing agency registered under the Exchange Act and, in any such case, the Company fails to appoint a successor Depository for the Notes of such series within 60 calendar days;

                      "(ii) the Company, in its sole discretion, determines that the Global Notes of such series will be exchangeable for certificated Notes of such series in definitive form; or

                      "(iii) an Event of Default with respect to the Notes of
                such series has occurred and is continuing,

        "the Company and the Trustee will authenticate and deliver certificated Notes of such series in exchange for interests in the Global Notes of such series and the Company shall take the other actions provided below in this Section 2.07 in connection therewith.

               "If the beneficial owners of interests in a Global Note of any series are entitled to exchange such interests for certificated Notes as the result of an event described in clause (i), (ii) or (iii) of the preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive certificated Notes in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such Global Note, executed by the Company. On or after the earliest date on which such interests may be so exchanged, the Trustee shall authenticate and Company shall deliver, without service charge:

                      "(1) to the Depository and/or to each Person specified by
               the Depository a new certificated Note or Notes of the same series and of the same tenor and terms, in authorized denominations, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the applicable Global Note; and

                       "(2) to the Depository a new Global Note of the same
                series and of the same tenor and terms in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of the individual certificated Notes delivered pursuant to clause (1) above."

        (g) Section 2.07(b) of the Original Indenture is hereby amended by deleting the last paragraph of Section 2.07(b) and replacing such paragraph in its entirety with the following:

               "Holders of Notes will not be required to pay any service charge for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Section 3.03 or 10.04, upon repayment or repurchase in part of any Note at the option of the holder, or upon surrender in part of any Note for conversion or exchange into other securities pursuant to its terms in each case not involving any transfer, and other than exchanges of beneficial interests in Global Notes for Notes in definitive certificated form not involving any transfers except transfers from the Depository to the owners of such beneficial interests.

               "Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, duly executed by the holder thereof or such holder's attorney duly authorized in writing."

        (h) Section 2.08 of the Original Indenture is hereby amended by deleting the words "same form, Settlement Date," appearing in the first sentence thereof and replacing those words with "same form, tenor and terms, including".

        (i) Article Two of the Original Indenture is hereby amended by deleting
Section 2.10 and replacing it in its entirety with the following:

               "Section 2.10. Book-Entry Only System. No holder of any beneficial interest in any Global Note held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Note, and such Depository may be treated by the Company, the Trustee, the Note Registrar and each Paying Agent as the owner of such Global Note for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests."

        SECTION 4. Amendment to Article Three.

        (a) Section 3.03 of the Original Indenture is hereby amended by deleting the last sentence of the first paragraph of Section 3.03 and replacing it in its entirety with the following:

        "On presentation and surrender of such Notes subject to redemption at a Place of Payment and in the manner specified in such notice, such Notes or the specified portions thereof, as the case may be, shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided, however, except as otherwise provided in a Note or pursuant to Section 2.01 with respect to the Notes of any series, installments of interest on Notes that are due and payable on any Interest Payment Date falling on or prior to the applicable Redemption Date shall be payable to the holders of those Notes (or one or more Predecessor Notes thereof) registered as such at the close of business on the applicable Regular Record Date according to their terms and the provisions of Section 2.03."

        (b) Section 3.05 of the Original Indenture is hereby amended by deleting the parenthetical phrase "(or at a price equal to the Amortized Face Amount for Original Issue Discount Notes and Zero Coupon Notes on the date of such repayment)" in the second paragraph of Section 3.05 and replacing such deleted parenthetical phrase with the following:

        "(or at such other price as may be specified for such Notes pursuant to Section 2.01)".

        SECTION 5. Amendments to Article Four.

        (a) Section 4.01 of the Original Indenture is hereby amended by deleting the second paragraph of Section 4.01 and replacing it in its entirety with the following:

               "Each Note will bear interest from the date set forth in such Note or specified pursuant to Section 2.01 with respect to the Notes of such series, at the interest rate set forth in such Note or specified pursuant to Section 2.01 with respect to the Notes of such series, until the principal thereof is paid, or made available for payment, in full. Unless otherwise specified in such Note or pursuant to Section 2.01 with respect to the Notes of such series and subject to the provisions of
        Section 2.03 regarding Defaulted Interest, interest on each Note will be paid on each Interest Payment Date as set forth in such Note and at Maturity and interest payable on any Note on an Interest Payment Date will be payable to the person in whose name such Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date."

        (b) Section 4.01 of the Original Indenture is hereby amended by deleting the first sentence of the third paragraph of Section 4.01.

        (c) Section 4.01 of the Original Indenture is hereby amended by deleting in their entirety the fourth through twelfth paragraphs of Section 4.01 and replacing those paragraphs in their entirety with the following:

               "Promptly after each Regular Record Date, the Trustee will deliver to the Company and, if applicable, the Depository a written notice specifying by CUSIP number the amount of interest to be paid on each Note on the next Interest Payment Date for such Note and the total of such amounts. In the case of payments on Global Notes, on such Interest Payment Date the Company will pay the interest then due to the Trustee and the Trustee in turn will make such payments to the applicable Depository, at the time and in the manner provided in the terms of such Notes and in this Indenture; provided that nothing in this paragraph shall relieve the Company from its obligations under the first paragraph under this Section 4.01.

               "All payments on Global Notes will be paid by the Company, through the Trustee, to the Depository in accordance with the Depository's arrangements and procedures as in effect from time to time.

               "On or about the first Business Day of each month, the Trustee will deliver to the Company and, if applicable, the Depository a written list of principal, premium and interest to be paid on each Global Note representing Notes maturing in the following month. The Trustee, the Company and, if applicable, the Depository will confirm the amounts of such principal, premium and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity of such Global Note. On the date of Maturity, the Company will pay to the Trustee, and the Trustee in turn will pay to the Depository, the principal amount of such Global Note, together with premium, if any, and interest due on such Maturity."

               "Unless otherwise provided in the Notes of any series or with respect to the Notes of any series pursuant to Section 2.01, payment of interest on the Notes of any series in definitive certificated form, if issued, will be made against presentation of those Notes at the offices or agencies maintained by the Company in any Place of Payment for the Notes of such series or, at the option of the Company, interest on the Notes of such series may be paid by mailing a check to the addresses of the Persons entitled thereto as such addresses shall appear in the Note Register or by transfer to accounts maintained by the payees with banks located in the United States of America; provided that payments of principal of and premium and interest, if any, on Global Notes shall be made in accordance with this Indenture and the procedures of the applicable Depository as in effect from time to time."

        (d) Section 4.02 of the Original Indenture is hereby amended by deleting the last sentence of the first paragraph of Section 4.02 and replacing it in its entirety with the following:

        "The Paying Agent shall arrange for the payment, from funds furnished by the Company pursuant to this Indenture, of the principal, premium and interest with respect to the Notes."

        (e) Section 4.02 of the Original Indenture is hereby amended by inserting the following new paragraph immediately after the second paragraph thereof:

               "Anything herein to the contrary notwithstanding, neither the Company nor any of its Subsidiaries shall act as Paying Agent with respect to any series of Notes as to which the Company has effected satisfaction and discharge pursuant to Section 12.01 or defeasance or covenant defeasance pursuant to Section 12.05."

        (f) Section 4.04 of the Original Indenture is hereby amended by deleting the first sentence of the first paragraph of Section 4.04 and replacing it in its entirety with the following:

        "As long as any of the Notes of any series remain outstanding, the Company will be required to designate and maintain an office or agency in each Place of Payment for the Notes of that series where the Notes of that series may be presented or surrendered for payment, registration of transfer and for exchange as provided in this Indenture and where notices and demands to or upon the Company in respect of the Notes of such series or this Indenture may be served."

        (g) Section 4.06 of the Original Indenture is hereby deleted in its entirety.

        SECTION 6. Amendments to Article Five.

               Section 5.03(c) of the Original Indenture is hereby amended by deleting the reference to "Section 5.04(d)" appearing in Section 5.03(c) and replacing the same with a reference to "Section 5.04."

        (a) Section 5.04 of the Original Indenture is hereby amended by deleting
Section 5.04(d) and replacing it in its entirety with the following:

               "(d) The Company shall otherwise comply with Section 313 of the Trust Indenture Act in connection with the transmittal of reports pursuant to this Section."

        SECTION 7. Amendments to Article Six.

        (a) Section 6.01 of the Original Indenture is hereby amended by deleting
Section 6.01 and replacing it in its entirety with the following:

               "SECTION 6.01. Events of Default; Acceleration of Maturity. "EVENT OF DEFAULT," whenever used herein with respect to the Notes of any series, means any of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless such event is specifically deleted or modified in or pursuant to the Supplemental Indenture or Officers' Certificate establishing the terms of such series pursuant to
        Section 2.01:

               "(a) default in the payment of any principal of or premium, if any, on any of the Notes of such series as and when the same shall become due and payable, whether at Maturity, upon redemption, by declaration or otherwise; or

               "(b) default in the payment of any interest on any of the Notes of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

               "(c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or any Note of such series (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 6.01 or a covenant or warranty which has expressly been included in this Indenture, whether or not by means of a Supplemental Indenture, solely for the benefit of Notes of a series other than such series), and continuance of such default or breach (without such default or breach having been waived in accordance of the provisions of this Indenture) for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Notes of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               "(d) default under any bond, note, debenture, mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Debt (including a default with respect to any Note of any other series) of the Company or any Principal Subsidiary Bank or Significant Subsidiary, whether such Debt now exists or shall hereafter be created, which default shall result in such Debt in an aggregate principal amount exceeding $20,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Debt having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Notes of such series a written notice specifying such Debt and requiring the Company to cause such Debt to be discharged or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                "(e) the entry by a court having jurisdiction in the premises of
        (A) a decree or order for relief in respect of the Company or any Principal Subsidiary Bank or Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, conservatorship, receivership, reorganization or other similar law or (B) a decree or order adjudging the Company or any Principal Subsidiary Bank or Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Principal Subsidiary Bank or Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, conservator, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Principal Subsidiary Bank or Significant Subsidiary or of any substantial part of the property of the Company or any Principal Subsidiary Bank or Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Principal Subsidiary Bank or Significant Subsidiary, and the continuance of any such decree or order for relief unstayed and in effect for a period of 60 consecutive days; or

               "(f) the commencement by the Company or any Principal Subsidiary Bank or Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, conservatorship, receivership, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Principal Subsidiary Bank or Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Principal Subsidiary Bank or Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, conservatorship, receivership, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Principal Subsidiary Bank or Significant Subsidiary, or the filing by the Company or any Principal Subsidiary Bank or Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any Principal Subsidiary Bank or Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Principal Subsidiary Bank or Significant Subsidiary or of any substantial part of the property of the Company or any Principal Subsidiary Bank or Significant Subsidiary, or the making by the Company or any Principal Subsidiary Bank or Significant Subsidiary of an assignment for the benefit of creditors, or the taking of corporate action by the Company or any Principal Subsidiary Bank or Significant Subsidiary in furtherance of any such action.

               "If an Event of Default with respect to Notes of any series occurs and is continuing, then either the Trustee or the holders of not less than 25% in aggregate principal amount of the Outstanding Notes of such series may declare the principal of all the Notes of such series and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders), and upon any such declaration such principal and such accrued and unpaid interest shall become immediately due and payable."

        (b) Section 6.02 of the Original Indenture is hereby amended by deleting
Section 6.02 in its entirety and replacing it with the following:

               "SECTION 6.02. Rescission and Annulment. At any time after Notes of any series have been accelerated and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the holders of not less than a majority in aggregate principal amount of the Outstanding Notes of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

               "(1) the Company has paid or deposited with the Trustee a sum of money sufficient to pay (or, to the extent that the terms of the Notes of such series established pursuant to Section 2.01 expressly provide for payment to be made in shares of Common Stock or other securities or property, shares of Common Stock or other securities or property, together with cash in lieu of fractional shares or securities, sufficient to pay)

                      "(a) all overdue installments of any interest on any Notes of such series which have become due otherwise than by such declaration of acceleration,

                      "(b) the principal of and any premium on any Notes of such series which have become due otherwise than by such declaration of acceleration and, to the extent permitted by applicable law, interest thereon at the rate or respective rates, as the case may be, provided for in or with respect to such Notes, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Notes,

                      "(c) to the extent permitted by applicable law, interest
               upon installments of any interest, if any, which have become due otherwise than by such declaration of acceleration at the rate or respective rates, as the case may be, provided for in or with respect to such Notes or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Notes, and

                      "(d) all sums paid or advanced by the Trustee hereunder
               and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 7.06; and

               "(2) all Events of Default with respect to Notes of such series, other than the non-payment of the principal of, and premium and interest, if any, on, the Notes of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 6.13.

        "No such rescission shall affect any subsequent default or impair any right consequent thereon."

        (c) Section 6.03 of the Original Indenture is hereby amended by deleting clause (2) of the first paragraph of Section 6.03 and all of the text in such first paragraph following such clause (2) and replacing the same it in its entirety with the following:

               "(2) default is made in the payment of the principal of (or premium, if, on) any Note at the Maturity thereof, including any Maturity occurring by reason of a call for redemption or otherwise,

        "the Company will, upon demand of the Trustee, pay to it, for the benefit of the holders of such Notes, the whole amount that shall have become due and payable on such Notes for principal (and premium, if any) and interest, with interest upon the overdue principal and, to the extent permitted by law, upon overdue installments of premium and interest at the rate or respective rates, as the case may be, provided for in or with respect to such Notes or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Notes; and, in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel."

        (d) Section 6.04 of the Original Indenture is hereby amended by deleting the last sentence of the first paragraph in its entirety.

        (e) Section 6.07 of the Original Indenture is hereby amended by deleting clauses (1), (2) and (5) of the first paragraph of Section 6.07 and replacing such clauses in their entirety with the following:

               "(1) such holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of such series;"

               "(2) the holders of not less than 25% in principal amount of the Outstanding Notes of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;"

               "(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the Outstanding Notes of such series;"

        (f) Section 6.08 of the Original Indenture is hereby amended by deleting
Section 6.08 and replacing it in its entirety with the following:

               "SECTION 6.08. Unconditional Right of Noteholders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 2.03) interest, if any, on such Note on their respective Stated Maturities (or, in the case of redemption, on the date fixed for redemption or, in the case of repayment pursuant to Section 3.05 or 3.06, on the date fixed for such repayment) and, in the case of any Note which is convertible into or exchangeable for other securities, to convert or exchange, as the case may be, such Note in accordance with its terms, and to institute suit for the enforcement of any such payment and any such right to convert or exchange, and such right shall not be impaired without the consent of such holder."

        (g) Section 6.10 of the Original Indenture is hereby amended by deleting
Section 6.10 and replacing it in its entirety with the following:

               "SECTION 6.10. Rights and Remedies Cumulative. To the maximum extent permitted by law and except as provided in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. To the maximum extent permitted by law, the assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other right or remedy."

        (h) Section 6.11 of the Original Indenture is hereby amended by deleting
Section 6.11 and replacing it in its entirety with the following:

               "SECTION 6.11. Delay or Omission Not Waiver. To the maximum extent permitted by law, no delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any default or Event of Default shall impair any such right or remedy or constitute a waiver of any such default or Event of Default or an acquiescence therein. To the maximum extent permitted by law, every right and remedy given by this Article Six or by law to the Trustee or to the holders of Notes of any series may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Notes of such series, as the case may be."

        (i) Section 6.12 of the Original Indenture is hereby amended by deleting clause (3) of the first paragraph thereof, by deleting the second paragraph thereof, and by replacing such clause (3) of the first paragraph thereof in its entirety with the following:

               "(3) the Trustee need not take any action which it in good faith determines might involve it in personal liability or be unjustly prejudicial to the holders of Notes of such series not joining in such action."

        (j) Section 6.13 of the Original Indenture is hereby amended by deleting the first paragraph of Section 6.13 and replacing it in its entirety with the following:

               "SECTION 6.13. Waiver of Past Defaults. The holders of a majority in principal amount of the Outstanding Notes of any series may, on behalf of the holders of all the Notes of such series, waive any past default hereunder with respect to the Notes of such series and its consequences, except a default

                     "(1) in the payment of the principal of, or premium or
               interest, if any, on any Note of such series; or

                     "(2) in the case of any Notes of any series which are
               convertible into or exchangeable for other securities, a default in any such conversion or exchange; or

                      "(3) in respect of a covenant or provision hereof that
               pursuant to Article Ten cannot be modified or amended without the consent of the holder of each Outstanding Note of such series affected."

        (k) Section 6.14 of the Original Indenture is hereby amended by deleting
Section 6.14 and replacing it in its entirety with the following:

               "SECTION 6.14. Undertaking for Costs. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any holder, or group of holders, holding in the aggregate, more than ten percent in principal amount of the Outstanding Notes of any series or to any suit instituted by any holder of any Notes for the enforcement of the payment of the principal of, or premium or interest, if any, on, any Note on or after their respective Stated Maturities (or, in the case of redemption, on or after the date fixed for redemption or, in the case of repayment pursuant to Section 3.05 or 3.06, on or after the date fixed for such repayment) or for the enforcement of the right, if any, to convert or exchange any Note into other securities in accordance with its terms."

        (l) Section 6.15 of the Original Indenture is hereby amended by deleting
Section 6.15 and replacing it in its entirety with the following:

               "SECTION 6.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or any other law wherever enacted, now or at any other time hereinafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of or premium or interest, if any, on any of the Notes as contemplated herein and therein or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants (the extent it may lawfully do so) that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the holders but will suffer and permit the execution of every such power as though no such law had been enacted."

        SECTION 8. Amendments to Article Seven.

        (a) Section 7.09 of the Original Indenture is hereby amended by deleting the first sentence thereof and replacing it in its entirety with the following:

        "There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any State thereof or of the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers and (b) is subject to supervision or examination by Federal, State, or District of Columbia authority and (c) shall have at all times a combined capital and surplus of not less than 50 million dollars. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published."

        (b) Section 7.10 of the Original Indenture is hereby amended by deleting paragraph (c) thereof and replacing it in its entirety with the following:

               "(c) The holders of a majority in aggregate principal amount of the Notes of any series at the time Outstanding may at any time remove the Trustee with respect to the Notes of such series and appoint a successor trustee with respect to the Notes of such series."

        (c) Section 7.11 of the Original Indenture is hereby amended by deleting the last sentence of the first paragraph of Section 7.11 and replacing it in its entirety with the following:

        "Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee (except funds held in trust for the benefit of the holders of the Notes) to secure any amounts then due it pursuant to, and subject to the provisions of,
        Section 7.06."

        (d) Section 7.14 of the Original Indenture is hereby amended by deleting the last sentence of Section 7.14 and replacing it in its entirety with the following:

        "For the purpose of this Section, the term "default" means, with respect to the Notes of any series, any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes of such series."

        SECTION 9. Amendments to Article Eight.

        (a) Section 8.05 of the Original Indenture is hereby amended by deleting the last sentence of Section 8.05 and replacing it in its entirety with the following:

        "Any such action taken by the holders of the percentage in aggregate principal amount of the Notes of any series specified in this Indenture shall be conclusive and binding upon the Company, the Trustee and the holders of all Notes of such series."

        SECTION 10. Amendments to Article Nine.

        (a) Section 9.01 of the Original Indenture is hereby amended by deleting such Section and replacing it in its entirety with the following:

               "SECTION 9.01. Purposes of Meetings. A meeting of holders of Notes of any series may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

                      "(1) to give any notice to the Company or to the Trustee,
               or to give any directions to the Trustee, or to waive any default or Event of Default hereunder with respect to the Notes of such series and its consequences, or to take any other action authorized to be taken by such holders pursuant to any of the provisions of Article Six;

                      "(2) to remove the Trustee with respect to the Notes of
               such series and appoint a successor trustee with respect to the Notes of such series pursuant to the provisions of Article Seven;

                      "(3) to consent to the execution of an indenture or
               indentures supplemental hereto pursuant to the provisions of
               Section 10.02; or

                      "(4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes of such series under any other provision of this Indenture or under applicable law."

        (b) Section 9.02 of the Original Indenture is hereby amended by deleting the words "or in the City of Wilmington, Delaware" appearing in the first sentence of Section 9.02 and by adding the following sentence at the end of the first sentence of Section 9.02 after the words "shall determine" and before the period:

        "and the Trustee shall call such a meeting of the holders of Notes of any series in such place if requested by the Company, pursuant to a Board Resolution, or by the holders of at least 10% in aggregate principal amount of the Notes of such series then Outstanding."

        (c) Section 9.03 of the Original Indenture is hereby amended by deleting
Section 9.03 and replacing it in its entirety with the following:

               "SECTION 9.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Notes of any series then Outstanding shall have requested the Trustee to call a meeting of noteholders of such series to take any action authorized in
        Section 9.01, by written request
        setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the first notice of such meeting within 30 days after receipt of such request, then the Company or the holders of such Notes in the amount above specified, as the case may be, may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Section 9.02."

        (d) Section 9.06 of the Original Indenture is hereby amended by inserting the following three new paragraphs to follow the second paragraph of
Section 9.06:

               "The holders of Notes of any series entitled to vote a majority in principal amount of the Outstanding Notes of such series shall constitute a quorum for a meeting of holders of Notes of such series.

               "Except as limited by the proviso to Section 10.02, any resolution, decision or action presented to a meeting duly convened at which a quorum of the holders of the Notes of any series is present as aforesaid may be adopted and approved only by the affirmative vote of the holders of a majority in principal amount of all Outstanding Notes of that series; provided that, except as limited by the proviso of
        Section 10.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other act which this Indenture expressly provides may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes of a series, may be adopted at a meeting at which a quorum is present as aforesaid by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Notes of such series.

               "Any resolution duly adopted or decision duly taken at a meeting of holders of Notes of any series duly held in accordance with this Article Nine will be binding on all holders of Notes of such series Outstanding under this Indenture."

        SECTION 11. Amendments to Article Ten.

        (a) Section 10.01(b) of the Original Indenture is hereby amended by deleting the word "Default" the first two times that such term appears in such
Section 10.01(b) and in both instances replacing such word with the word "default."

        (b) Section 10.01(c) of the Original Indenture is hereby amended by deleting such Section 10.01(c) and replacing it in its entirety with the following:

               "(c) to add to or change any of the provisions of this Indenture to provide for the issuance under this Indenture of Notes, whether or not then outstanding, in bearer form, to add, modify or eliminate any restrictions on the payment of principal of Notes in registered form, to permit Notes in bearer form to be issued in exchange for Notes in registered form, to permit Notes in bearer form to be exchanged for Notes in bearer form of other authorized denominations, or to permit or facilitate the issuance of Notes in uncertificated or global form, provided that any such action shall not adversely affect the interests of the holders of any Notes or, in the case of Notes in bearer form, any coupons appertaining thereto;"

        (c) Clause (ii) of Section 10.01(f) of the Original Indenture is amended by deleting such clause (ii) and replacing it in its entirety with the following:

               "(ii) shall not adversely affect any Note outstanding".

        (d) Section 10.01 of the Indenture is amended by deleting Sections 10.01(h) and 10.01(i) in their entirety, by adding the word "and" after the semi-colon at the end of Section 10.01(g) and by re-designating Section 10.01(j) as Section 10.01(h).

        (e) Section 10.01 of the Original Indenture is amended by deleting the last paragraph thereof in its entirety and by replacing such paragraph in its entirety with the following:

               "Any Supplemental Indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time Outstanding."

        (f) Section 10.02 of the Original Indenture is hereby amended by deleting the first paragraph of Section 10.02 and replacing it in its entirety with the following:

               "SECTION 10.02. Supplemental Indentures With Consent of Noteholders. With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Notes of each series at the time Outstanding affected by such Supplemental Indenture or any such addition, modification, amendment or elimination made thereby, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into a Supplemental Indenture (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) for the purpose of adding any provisions to or modifying or amending in any manner or eliminating any of the provisions of this Indenture or of the Notes of such series or of modifying or amending in any manner the rights of the holders of the Notes of such series; provided, however, that no such Supplemental Indenture, without the consent of the holder of each Outstanding Note affected thereby, shall

               "(a) change the Stated Maturity of the principal of, or premium, if any, or any installment of interest, if any, on any Note, or reduce the principal amount thereof or the premium, if any, thereon or reduce the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof at the option of the Company or repayment or repurchase thereof at the option of any holder, or, in the case of any Note which provides for an amount less than the principal face amount thereof to be due and payable upon declaration of acceleration pursuant to Section 6.01 (an "ORIGINAL ISSUE DISCOUNT NOTE"), reduce the amount of principal of such Original Issue Discount Note that would be due and payable upon declaration of acceleration thereof pursuant to

        Section 6.01, or adversely affect the right of repayment or repurchase at the option of any holder as contemplated by Sections 3.05 or 3.06, or change the Place of Payment where or the currency in which the principal of or any premium or interest on any Note is payable, or impair the right to institute suit for the enforcement of any such payment of principal of or premium or interest, if any, on any Note on or after the Stated Maturity thereof (or, in the case of redemption, on or after the date fixed for redemption or, in the case of repayment or repurchase at the option of any holder, on or after the date fixed for repayment or repurchase), or in the case of any Note which is convertible into or exchangeable for other securities or property, impair the right to institute suit to enforce the right to convert or exchange such Note in accordance with its terms, or

               "(b) make any change that adversely affects the right, if any, to convert or exchange any Note for other securities or property in accordance with its terms, or

               "(c) reduce the percentage in principal amount of the Outstanding Notes of any series, the consent of whose holders is required for any Supplemental Indenture entered into pursuant to this Section 10.02, or the consent of whose holders is required to rescind and annul a declaration of acceleration pursuant to Section 6.02 or for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 6.13 or 16.06 of this Indenture, or the vote or consent of whose holders is required to adopt any resolution or to take any other action or give any direction at a meeting of holders pursuant to Section 9.06 or which is necessary to constitute a quorum for any such meeting of holders pursuant to Section 9.06, or increase the percentage in principal amount of the Outstanding Notes of any series required to call a meeting of holders of such series pursuant to Section 9.02 or 9.03, or

               "(d) modify any of the provisions of this Section, Section 6.02,
        Section 6.13, Section 9.06 or Section 16.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be amended, modified or waived, without the consent of the holder of each Outstanding Note affected thereby."

        SECTION 12. Amendments to Article Eleven.

        (a) Article Eleven of the Original Indenture is hereby amended by deleting Sections 11.01 and 11.02 and replacing them in their entirety with the following:

               "Section 11.01. Company May Consolidate, Etc., on Certain Terms. The Company will not consolidate or merge with or into any other Person or sell, lease, assign, transfer or otherwise convey all or substantially all of its properties and assets to any other Person, unless:

               "(a) either (1) the Company shall be the continuing Person (in the case of a merger), or (2) the successor Person (if other than the Company) formed by or resulting from such consolidation or merger or to which such properties and assets shall have been sold, leased, assigned, transferred or otherwise conveyed is a corporation organized and existing under the laws of the United States of America or any State thereof and shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed and delivered by such Successor Corporation and the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on, all of the Notes Outstanding under this Indenture and the due and punctual performance and observance of every obligation in this Indenture and the Outstanding Notes on the part of the Company to be performed or observed, and which Supplemental Indenture shall provide for conversion or exchange rights in accordance with the provisions of the Notes of any series that are convertible or exchangeable into other securities;

               "(b) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

               "(c) either the Company (if it shall be the continuing Person) or the successor Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, assignment, transfer or other conveyance and, if a Supplemental Indenture is required in connection with such transaction, such Supplemental Indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

               "Section 11.02. Successor Person Substituted for Company. Upon any consolidation by the Company with, or merger of the Company into, any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any Person in accordance with Section 11.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Notes."

        SECTION 13. Amendment to Article Twelve.

        (a) Section 12.01 of the Original Indenture is hereby amended by deleting Section 12.01 and replacing it in its entirety with the following:

                "SECTION 12.01. Discharge of Indenture. If at any time:

                      "(a) the Company shall have delivered to the Trustee for
               cancellation all Notes of any series theretofore authenticated (other than any Notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08), or

                      "(b) all Notes of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable at their Maturity Date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (in such currency in which the Outstanding Notes of such series are payable) sufficient to pay at their respective Stated Maturities or upon redemption, as the case may be, all Notes of such series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest, if any, due or to become due through the final Maturity Date of such Notes or date fixed for redemption, as the case may be (plus, in the case of any Notes of such series which have become due and payable, such additional amount in cash (in such currency in which the Outstanding Notes of such series are payable) as may be necessary to pay in full the principal of, and any premium and interest on, such Notes to the date of such deposit),

        "and if in either case the Company shall also have paid or caused to be paid all other sums payable hereunder by the Company with respect to such series and the Company shall have delivered to the Trustee an Officer's Certificate and an opinion of counsel from independent legal counsel of recognized standing each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with, then this Indenture shall cease to be of further effect with respect to the Notes of such series and the Trustee, on demand of and at the cost and expense of the Company and subject to Section 1.02, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Notes of such series. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Notes of such series.

               "Notwithstanding any satisfaction and discharge of this Indenture with respect to the Notes of any series, the following provisions shall survive with respect to the Outstanding Notes of such series: (i) if money shall have been deposited pursuant to clause (b) of the first paragraph of this Section, the rights of holders of such Outstanding Notes to receive from such monies payment of the principal of (and premium, if any) and interest, if any, on the Notes of such series as and when such principal, and premium and interest, if any, shall become due and payable, (ii) the obligations of the Company and the Trustee with respect to the Notes of such series under Sections 2.07, 2.08, 2.09, 4.02, 4.03, 4.04, 12.01,

        12.02, 12.04, 12.06 and 12.07 and, if applicable to the Notes of such series, Section 4.05, any rights of holders of such Notes (unless otherwise provided pursuant to Section 2.01 with respect to the Notes of such series) to require the Company to repurchase or repay, and the obligations of the Company to repurchase or repay, such Notes at the option of the holders pursuant to Sections 3.05 or 3.06 hereof, and any rights of holders of such Notes (unless otherwise provided pursuant to Section 2.01 with respect to the Notes of such series) to convert or exchange, and the obligations of the Company to convert or exchange, such Notes into other securities or property and (iii) the provisions of
        Section 7.06 and the other rights, powers, trusts, duties and immunities of the Trustee hereunder."

        (b) Section 12.02 of the Original Indenture is hereby amended by deleting Section 12.02 and replacing it in its entirety with the following:

               "SECTION 12.02. Deposited Moneys To Be Held In Trust By Trustee. All moneys and Government Obligations deposited with the Trustee pursuant to Sections 12.01 and 12.05 shall be held in trust and applied by the Trustee to the payment, either directly or through any Paying Agent (other than the Company or any Subsidiary acting as Paying Agent), to the holders of the particular Notes for the payment or redemption of which such moneys or Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such moneys or Government Obligations need not be segregated from other funds except to the extent required by law."

        (c) Section 12.03 of the Original Indenture is hereby amended by deleting Section 12.03 and replacing it in its entirety with the following:

               "SECTION 12.03. Paying Agent to Repay Moneys Held. In connection with and prior to the satisfaction and discharge of this Indenture with respect to Notes of any series pursuant to Section 12.01 or the defeasance or covenant defeasance with respect to the Notes of any series pursuant to Section 12.05, all moneys with respect to such Notes then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys."

        (d) Section 12.04 of the Original Indenture is hereby amended by deleting Section 12.04 and replacing it in its entirety with the following:

               "SECTION 12.04. Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or premium or interest, if any, on any Note and not applied but remaining unclaimed for two years after the date upon which such principal (or premium, if any) or interest, if any, shall have become due and payable, shall, unless otherwise required by applicable law (including mandatory provisions of any applicable escheat or abandoned or unclaimed property law), be repaid to the Company by the Trustee or such Paying Agent on demand, and the holder of such Note shall thereafter look only to the Company for the payment thereof and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease."

        (e) Section 12.05 of the Original Indenture is hereby amended by deleting Section 12.05 and replacing it in its entirety with the following:

               "SECTION 12.05. Defeasance and Covenant Defeasance. Unless provision is made pursuant to Section 2.01 with respect to the Notes of any series that defeasance or covenant defeasance under this Section shall not apply to the Notes of such series, this Section 12.05 shall be applicable to the Outstanding Notes of all series upon compliance with the conditions set forth below.

               "At the Company's option with respect to the Notes of any series, either (a) the Company shall be deemed to have paid and discharged all of the Outstanding Notes of such series and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Notes of such series ("DEFEASANCE") or
        (b) solely insofar as relates to the Notes of such series, the Company shall cease to be under any obligation to comply with the covenants set forth in Sections 16.01 and 16.02 hereof and any failure to comply with such covenants will not constitute an Event of Default with respect to the Notes of such series ("COVENANT defeasance"), when

               "(1) either

                       "(A) with respect to all Outstanding Notes of such
                series, (i) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose an amount in cash (in such currency in which such Outstanding Notes of such series are payable) sufficient to pay and discharge the entire indebtedness of all Outstanding Notes of such series for principal (and premium, if any) and interest, if any, through the respective Stated Maturities thereof or, if such defeasance or covenant defeasance, as the case may be, is to be effected in compliance with clause (7) below, the relevant Redemption Date, as the case may be, or (ii) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee in trust for the purpose such amount of Government Obligations, maturing as to principal and interest in such amounts and at such times as will (without reinvesting any interest thereon or other proceeds thereof) be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, to pay and discharge the entire indebtedness on all Outstanding Notes of such series for principal (and premium, if any) interest, if any, through the respective Stated Maturities thereof or, if such defeasance or covenant defeasance, as the case may be, is to be effected in compliance with clause (7) below, the relevant Redemption Date, as the case may be (provided that, if payment of the principal of and premium and interest, if any, on the Notes of such series is to be made through scheduled payments of principal of and interest on Government Obligations that have been deposited as aforesaid, then the applicable scheduled payments of principal and interest on such Government Obligations shall occur not later than one day before the date on which any such payment of principal of or premium or interest, if any, on such Notes is due); or

                      "(B) the Company has effected, and has properly fulfilled
               the conditions, to the satisfaction and discharge of the Notes of such series pursuant to Section 12.01, including without limitation the deposit with the Trustee of the amounts referred to in clause (b) of Section 12.01,

               "(2) the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Notes of such series,

               "(3) in the case of defeasance, the Company has delivered to the Trustee an opinion of counsel of outside legal counsel of recognized standing stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date of execution of the Original Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the Outstanding Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred,

               "(4) in the case of covenant defeasance, the Company has delivered to the Trustee an opinion of counsel of outside legal counsel of recognized standing stating that the holders of the Outstanding Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred,

               "(5) such defeasance or covenant defeasance, as the case may be, shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound,

               "(6) no Event of Default with respect to the Notes of such series or event which, with notice or lapse of time or both, would become an Event of Default with respect to the Notes of such series shall have occurred and be continuing on the date of such deposit referred to in clause (1)(A) or (1)(B) above, as the case may be, and solely in the case of defeasance no Event of Default with respect to the Company under Sections 6.01(e) or (f) or event which, with notice or lapse of time or both, would become an Event of Default with respect to the Company under Sections 6.01(e) or (f) shall have occurred and be continuing at any time during the period through and including the 91st day after the date of such deposit (it being understood that this condition to defeasance shall not be deemed satisfied until the expiration of such period),

               "(7) if the monies or Government Obligations deposited under clause (1) above are sufficient to pay the principal of, and premium, if any, and interest, if any, on the Notes of such series provided such Notes are redeemed on a particular Redemption Date, the Company shall have given the Trustee irrevocable instructions to redeem such Notes on such date and to provide notice of such redemption to holders as provided in or pursuant to this Indenture, and

               "(8) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance or covenant defeasance, as the case may be, of all Outstanding Notes of such series have been complied with.

               "Notwithstanding any defeasance of the Notes of any series, the following provisions with respect to the Outstanding Notes of such series shall survive: (i) the rights of holders of such Outstanding Notes to receive, solely (except as provided in clause (ii) below) from the trust fund described in clause (1)(A) or (1)(B), as the case may be, of the preceding paragraph, payment of the principal of (and premium, if any) and interest, if any, on the Notes of such series as and when such principal, and premium and interest, if any, shall become due and payable, (ii) the obligations of the Company and the Trustee with respect to the Notes of such series under Sections 2.07, 2.08, 2.09, 4.02, 4.03, 4.04, 12.02, 12.04, 12.05, 12.06 and 12.07 and, if
        applicable to the Notes of such series, Section 4.05, any rights of holders of such Notes (unless otherwise provided pursuant to Section
        2.01 with respect to the Notes of such series) to require the Company to repurchase or repay, and the obligations of the Company to repurchase or repay, such Notes at the option of the holders pursuant to Sections 3.05 or 3.06 hereof, and any rights of holders of such Notes (unless otherwise provided pursuant to Section 2.01 with respect to the Notes of such series) to convert or exchange, and the obligations of the Company to convert or exchange, such Notes into other securities and (iii) the provisions of Section 7.06 and the other rights, powers, trusts, duties and immunities of the Trustee hereunder. The Company may exercise its option under this Section 12.05 with respect to defeasance with respect to the Notes of any series notwithstanding the prior exercise of its option under this Section 12.05 with respect to covenant defeasance with respect to such Notes.

               "Notwithstanding any covenant defeasance with respect to the Notes of any series, the remainder of this Indenture (insofar as relates to the Notes of such series and including, without limitation, Section 7.06) and such Notes shall remain in full force and effect and shall be unaffected thereby, and such covenant defeasance shall not have any effect with respect to this Indenture insofar as it relates to any other series of Notes."

        (f) Article Twelve of the Original Indenture is hereby amended by adding the following Section 12.06:

               "SECTION 12.06 Deposits. Any deposits of moneys or Government Obligations with the Trustee referred to in Section 12.01 or 12.05 above made with respect to the Notes of any series shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. If any outstanding Notes of any series as to which the Company has effected satisfaction and discharge, defeasance or covenant defeasance pursuant to Section 12.01 or 12.05, as the case may be, are to be redeemed prior to their Maturity Date, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement or otherwise, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice or redemption by the Trustee in the name, and at the expense of, the Company. The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 12.05 or the principal or interest received in respect thereof other than any tax, fee or other charge which by law is for the account of the holders of the Outstanding Notes of the relevant series."

        (g) Article Twelve of the Original Indenture is hereby amended by adding the following Section 12.07:

               "SECTION 12.07. Reinstatement. If the Trustee or any Paying
        Agent is unable to apply any monies or Government Obligations deposited pursuant to Sections 12.01 or 12.05 to pay any principal of or premium, if any, or interest, if any, on the Notes of any series by reason of any legal proceedings or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes of such series shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee or Paying Agent is permitted to apply all such monies and Government Obligations to pay the principal of and premium, if any, and interest, if any, on the Notes of such series as contemplated by Section 12.01 or 12.05, as the case may be, and Section 12.02; provided, however, that if the Company makes any payment of the principal of or premium, if any, or interest if any, on the Notes of such series as aforesaid, the Company shall be subrograted to the rights of the holders of such Notes to receive, after all of the principal of, premium, if any, and interest on the Notes of such series shall have been paid in full, such payment from the funds held by the Trustee or Paying Agent."

        SECTION 14. Amendments to Article Fifteen.

        (a) Section 15.03 of the Original Indenture is hereby amended by deleting Section 15.03 and replacing it in its entirety with the following:

               "SECTION 15.03. Address for Notices, Etc. Any notice, direction, request or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Company may be given or served by being deposited postage prepaid first class mail in a post office letter box, or by being delivered by hand or by overnight courier or other similar service, addressed (until another address is filed by the Company with the Trustee), as follows: Downey Financial Corp., 3501 Jamboree Road, Newport Beach, California 92660, Fax: (949) 725-0619. Any notice, direction, request or demand by any noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the corporate trust office of the Trustee as set forth in Section 4.04."

        (b) Section 15.05 of the Original Indenture is hereby amended by deleting Section 15.05 and replacing it in its entirety with the following:

               "SECTION 15.05. Legal Holidays and Non-Business Days. Unless otherwise specified in any Note or pursuant to the Notes of any series pursuant to Section 2.01, if any Interest Payment Date or Stated Maturity of any installment of principal, premium or interest on any Note, date fixed for redemption of any Note at the option of the Company, or date fixed for repayment or repurchase of any Note at the option of the holder pursuant to Section 3.05 or 3.06, falls on a day that is not a Business Day, then the payment of principal (and premium, if any) or interest, as the case may be, due in respect of that Note on that date need not be made on that date, but may be made on the next succeeding Business Day with the same force and effect as if it were made on that Interest Payment Date, Stated Maturity or date fixed for redemption, repayment or repurchase, as the case may be, and no interest will accrue for the period from that Interest Payment Date, Stated Maturity or date fixed for redemption, repayment or repurchase, as the case may be, to the next succeeding Business Day."

        (c) Section 15.09 of the Original Indenture is hereby amended by deleting Section 15.09 and replacing it in its entirety with the following:

               "SECTION 15.09. Severability of Provisions. To the maximum extent permitted by law, any prohibition, invalidity or unenforceability of any provision of this Indenture in any jurisdiction shall not invalidate or render unenforceable the remaining provisions hereof in such jurisdiction and shall not invalidate or render unenforceable such provisions in any other jurisdiction."

        SECTION 15. Addition of Article Sixteen.

        (a) The Original Indenture is hereby amended by adding the following Article Sixteen to read in full as follows:

               "ARTICLE SIXTEEN.  COVENANTS.

               "SECTION 16.01. Limitation on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank. Subject to the provisions of Article Eleven, the Company:

               "(a) will not, and will not cause or permit any Subsidiary to, directly or indirectly, sell, assign, transfer or otherwise dispose of or issue any shares of Voting Stock of, or any securities convertible into or exchangeable for or any options, warrants or rights to subscribe for or purchase shares of Voting Stock of, any Principal Subsidiary Bank or any Subsidiary which owns, directly or through one or more other Subsidiaries, shares of Voting Stock of, or any securities convertible into or exchangeable for or options, warrants or rights to subscribe for or purchase shares of Voting Stock of, any Principal Subsidiary Bank, or

               "(b) cause or permit any Principal Subsidiary Bank, in any transaction or series of related transactions, to consolidate or merge with or into, or sell, lease, assign, transfer or otherwise convey all or substantially all of its properties and assets to, any other Person (a "SURVIVING PERSON"),

        "unless the following conditions are satisfied:

                      "(1) in the case of any transaction described in clause
               (a) above, such transaction is for not less than fair market value (as determined by the board of directors of the Company or of the Principal Subsidiary Bank or other Subsidiary, as the case may be, that is selling, assigning, transferring, disposing of or issuing the applicable shares, securities, options, warrants or rights, such determination to be evidenced by a resolution of such board of directors certified by the Secretary or an Assistant Secretary of the Company or of such Principal Subsidiary Bank or other Subsidiary, as the case may be, and delivered to the Trustee, and which determination shall be conclusive) and, immediately after giving effect to such transaction and assuming the conversion or exchange, as the case may be, of all securities convertible into or exchangeable for and the exercise of any options, warrants or rights to subscribe for or purchase shares of Voting Stock of the applicable Principal Subsidiary Bank and all other Subsidiaries, the Company would own, directly or indirectly, not less than 80% of the outstanding shares of each class and series of Voting Stock of such Principal Subsidiary Bank, or

                       "(2) in the case of any transaction described in clause
                (b) above, the Surviving Person is or will be (upon giving effect to such transaction) a Principal Subsidiary Bank and, immediately after giving effect to such transaction and assuming the conversion or exchange, as the case may be, of all securities convertible into or exchangeable for and the exercise of any options, warrants or rights to subscribe for or purchase shares of Voting Stock of such Surviving Person and all other Subsidiaries, the Company would own, directly or indirectly, not less than 80% of the outstanding shares of each class and series of Voting Stock of such Surviving Person and, immediately after giving effect to such transaction, no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing;

        "provided, however, that the foregoing shall not prohibit any of the following:

               "(a) any sale, assignment, transfer or other disposition or issuance of such Voting Stock or other securities made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director of a Principal Subsidiary Bank; or

               "(b) any sale, assignment, transfer or other disposition or issuance of such Voting Stock or other securities made in compliance with an order of a court or regulatory authority of competent jurisdiction; or

               "(c) any sale, assignment, transfer or other disposition or issuance of shares of Voting Stock of, or securities convertible into or exchangeable for or options, warrants or rights to subscribe for or purchase shares of Voting Stock of,

                      "(1) a Principal Subsidiary Bank, or

                      "(2) any Subsidiary which owns, directly or through one or more other Subsidiaries, shares of Voting Stock of, or securities convertible into or exchangeable for or options, warrants or rights to subscribe for or purchase shares of Voting Stock of, any Principal Subsidiary Bank,

        "to the Company or a Subsidiary so long as, immediately after giving effect to such transaction and assuming the conversion or exchange, as the case may be, of all securities convertible into or exchangeable for and the exercise of any options, warrants or rights to subscribe for or purchase shares of Voting Stock of the applicable Principal Subsidiary Bank and all other Subsidiaries, the Company would own, directly or indirectly, not less than 80% of the outstanding shares of each class and series of Voting Stock of such Principal Subsidiary Bank; or

               "(d) the merger or consolidation of a Principal Subsidiary Bank with or into, or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the properties and assets of any Principal Subsidiary Bank to, another Principal Subsidiary Bank or another Subsidiary (a "SUCCESSOR SUBSIDIARY") which is or will be (upon giving effect to such transaction) a Principal Subsidiary Bank, so long as, immediately after giving effect to such transaction and assuming the conversion or exchange, as the case may be, of all securities convertible into or exchangeable for and the exercise of any options, warrants or rights to subscribe for or purchase shares of Voting Stock of such other Principal Subsidiary Bank or Successor Subsidiary, as the case may be, and all other Subsidiaries, the Company would own, directly or indirectly, not less than 80% of the outstanding shares of each class and series of Voting Stock of such other Principal Subsidiary Bank or Successor Subsidiary, as the case may be; or

               "(e) any sale, transfer or other disposition of all of the outstanding shares of Voting Stock of a Principal Subsidiary Bank owned, directly or indirectly, by the Company to, any merger of a Principal Subsidiary Bank into, any consolidation of a Principal Subsidiary Bank with, or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the properties and assets of a Principal Subsidiary Bank to, any Person that is not a Subsidiary, so long as all of the proceeds of such transaction are in cash and either

                      "(x) within 180 days after such transaction, such proceeds are invested in one or more Principal Subsidiary Banks (including any existing Principal Subsidiary Bank or any other Subsidiary or Person which in each case upon such investment becomes a Principal Subsidiary Bank) or

                      "(y) within 180 days after such transaction, the Company
               has entered into a legally binding written agreement to invest such proceeds in one or more Principal Subsidiary Banks (including any existing Principal Subsidiary Bank or any other Subsidiary or Person which in each case upon such investment will become a Principal Subsidiary Bank) but such investment has not been made because all regulatory or other similar approvals have not been obtained but are in the process of being obtained and such investment is made promptly after receipt of such approvals (provided that, if any such legally binding agreement is terminated or any such regulatory or other similar approvals are not obtained, the Company shall, within 90 days thereafter, invest such proceeds as described in clause (x) above),

        "and, in each case referred to in (x) and (y) above, the aggregate consolidated assets, determined in accordance with GAAP, of the Principal Subsidiary Bank or Banks, as the case may be, acquired or invested in or to be acquired or invested in (including any Person which upon such investment becomes or would become, as the case may be, a Principal Subsidiary Bank) would be at least equal to 80% of the consolidated assets, determined in accordance with GAAP, of the Principal Subsidiary Bank being disposed of; provided, however, that if, within 180 days after the disposition of a Principal Subsidiary Bank, the Company acquires a Person which upon such acquisition becomes a Principal Subsidiary Bank in accordance with the foregoing provisions of this paragraph (e) (including the consolidated asset requirement) in exchange for the Company's Common Stock or Preferred Stock with a fair market value at least equal to the proceeds of the transaction that resulted in the disposition of the applicable Principal Subsidiary

        Bank, the Company will not be required to invest the proceeds of such disposition as would otherwise be required by this paragraph (e) so long as the Company only issues Preferred Stock in such subsequent acquisition in an amount needed to replace any Preferred Stock of the acquired Person outstanding at the time of, and not issued in contemplation of or in connection with, such acquisition; or

               "(f) any sale or issuance by any Principal Subsidiary Bank to its shareholders of additional shares of Voting Stock of, or any additional securities convertible into or exchangeable for or any additional options, warrants or rights to subscribe for or purchase shares of Voting Stock of, such Principal Subsidiary Bank at any price so long as
        (x) immediately prior to such sale or issuance, as the case may be, the Company owns, directly or indirectly, shares, securities, options, warrants and rights, as the case may be, of such Principal Subsidiary Bank of the same class or series, as the case may be, as are being sold or issued, as the case may be, and, immediately after such sale or issuance, as the case may be, the Company owns, directly or indirectly, at least as great a percentage of such class or series, as the case may be, of shares, securities, options, warrants or rights, as the case may be, of such Principal Subsidiary Bank as the Company owned immediately before such sale or issuance, as the case may be, and (y) immediately after such sale or issuance, as the case may be, and assuming the conversion or exchange, as the case may be, of all securities convertible into or exchangeable for and the exercise of any options, warrants or rights to subscribe for or purchase shares of Voting Stock of the applicable Principal Subsidiary Bank and all other Subsidiaries, the Company would own, directly or indirectly, not less than 80% of the outstanding shares of each class and series of Voting Stock of such Principal Subsidiary Bank; or

               "(g) any sale, assignment, transfer or other disposition of such Voting Stock or other securities made by the Company or any Subsidiary acting in a fiduciary capacity for any Person other than the Company or any of its Subsidiaries.

               "The creation of a Lien shall not be deemed a sale, lease, assignment, transfer or other conveyance or disposition of Voting Stock, other securities or assets or property for purposes of any of the limitations described in this Section 16.01. The creation of any Liens on such Voting Stock or other securities is governed by the provisions of Section 16.02.

               "SECTION 16.02. Limitation on Liens. The Company will not, and will not cause or permit any Subsidiary to, directly or indirectly, create, assume, incur or suffer to exist any Lien upon any shares of Voting Stock of any Principal Subsidiary Bank or any Subsidiary that owns, directly or through one or more other Subsidiaries, shares of Voting Stock of any Principal Subsidiary Bank.

               "The provisions set forth in the immediately preceding paragraph shall not prohibit the following:

                      "(1) any Lien on any Voting Stock of any Principal
               Subsidiary Bank or any Subsidiary that owns, directly or through one or more Subsidiaries, shares of Voting Stock of any Principal Subsidiary Bank and which Lien secures loans, advances, lines of credit and other extensions of credit, provided that, so long as such Lien is in existence, the Company owns, directly or indirectly, not less than 80% of the outstanding shares of each class and series of Voting Stock of such Principal Subsidiary Bank or such other Subsidiary, as the case may be, free and clear of any Liens, other than any Liens permitted pursuant to clauses
               (2) through (7) below; or

                      "(2) Liens on any shares of Voting Stock existing at the
               time of acquisition thereof (whether by merger, acquisition of stock or assets or otherwise) by the Company or any of its Subsidiaries, provided that such Liens were not created in contemplation of or in connection with such acquisition; or

                      "(3) Liens securing any judgment if such judgment shall
               not have remained undischarged, or unstayed on appeal, for more than 60 days; or

                      "(4) Liens for taxes, governmental assessments or similar
               governmental charges or levies not yet due or which are not overdue for a period of more than 30 days or which are being contested by the Company in good faith by appropriate proceedings; or

                       "(5) Liens on Voting Stock that secure Debt owing by the
                Company or any Subsidiary to the Company or any Wholly-Owned Subsidiary; or

                       "(6) any agreement to sell, assign, transfer or
                otherwise dispose of or issue Voting Stock or any agreement to merge or consolidate a Principal Subsidiary Bank so long as (x) such agreement does not constitute or create a mortgage, pledge, charge, security interest or similar encumbrance on any shares of Voting Stock of a Principal Subsidiary Bank or any Subsidiary that owns, directly or through one or more Subsidiaries, shares of Voting Stock of any Principal Subsidiary Bank and no such Voting Stock shall, as a result of, pursuant to or in connection with such agreement or any transaction pursuant to such agreement, serve as collateral or security for any Debt or other obligation, (y) the only Lien on shares of Voting Stock of any Principal Subsidiary Bank or any Subsidiary that owns, directly or through one or more other Subsidiaries, shares of Voting Stock of any Principal Subsidiary Bank created pursuant to such agreement is the agreement to sell, assign, transfer or otherwise dispose of or issue such Voting Stock or the agreement to merge or consolidate such Principal Subsidiary Bank, as the case may be, and (z) such sale, assignment, transfer, disposition, issuance, merger or consolidation, as the case may be, and such agreement comply with the covenant set forth in Section 16.01; or

                      "(7) Liens for the sole purpose of extending, renewing or
               replacing in whole or in part the Debt or other obligation secured thereby referred to in the foregoing clause (2) or in this clause (7); provided, however, that the Lien excluded pursuant to this clause (7) shall be excluded only so long as the amount of the Debt or other obligation secured thereby does not exceed the amount of the Debt or other obligation so secured at the time of such extension, renewal or replacement (together with any premium, fees or expenses (other than interest) payable in connection with any such replacement, extension or renewal), and that such extension, renewal or replacement shall be limited to all or part of the shares of Voting Stock subject to the Lien so extended, renewed or replaced.

               "SECTION 16.03. Corporate Existence. Subject to Article Eleven, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) the corporate existence of the Company, (ii) the existence (corporate or other) of each Principal Subsidiary Bank and Significant Subsidiary and (iii) the rights (charter and statutory), licenses and franchises of the Company and each Principal Subsidiary Bank and Significant Subsidiary; provided, however, that (except as otherwise provided in Article Eleven) the Company shall not be required to preserve the existence (corporate or other) of any Principal Subsidiary Bank or Significant Subsidiary or any such right, license or franchise of the Company or any Principal Subsidiary Bank or Significant Subsidiary if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Principal Subsidiary Banks and Significant Subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the holders.

               "SECTION 16.04. Maintenance of Properties. The Company will, and will cause each Principal Subsidiary Bank and Significant Subsidiary to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 16.04 shall prevent the Company or any Principal Subsidiary Bank or Significant Subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business.

               "SECTION 16.05. Payment of Taxes and Other Claims. The Company will, and will cause each Principal Subsidiary Bank and Significant Subsidiary to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property; provided, however, that neither the Company nor any Principal Subsidiary Bank or Significant Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such material tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

               "SECTION 16.06. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 16.01 through 16.05, inclusive, with respect to the Notes of any series if, before the time for such compliance, the holders of at least a majority in aggregate principal amount of the Outstanding Notes of such series either shall waive such compliance in such instance or generally shall waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

               "SECTION 16.07. Company Statement as to Compliance. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officers' Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating whether or not, to the best of his or her knowledge, the Company is in compliance with all of the terms, provisions, covenants and conditions of this Indenture or if the Company is in default under any such terms, provisions, covenants or conditions (without regard to notice requirements or periods of grace) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge."

        SECTION 16. New York Contract. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State. The terms and conditions of this First Supplemental Indenture shall be, and be deemed to be, part of the terms and conditions of the Indenture for any and all purposes. Other than as amended and supplemented by this First Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed.

        SECTION 17. Acceptance by Trustee. The Trustee hereby accepts this First Supplemental Indenture and agrees to perform the same upon the terms and conditions set forth in the Indenture. The Trustee, by its execution of a counterpart of this First Supplemental Indenture, ratifies and accepts its appointment as Trustee.

        SECTION 18. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

        SECTION 19. Headings. The headings of this First Supplemental Indenture and of the Original Indenture are for reference only and shall not limit or otherwise affect the meaning hereof or thereof.

        SECTION 20. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture.

        SECTION 21. Severability of Provisions. To the maximum extent permitted by law, any prohibition, invalidity or unenforceability of any provision of this First Supplemental Indenture or in the Offered Securities in any jurisdiction shall not invalidate or render unenforceable the remaining provisions hereof or thereof in such jurisdiction and shall not invalidate or render unenforceable such provisions in any other jurisdiction.

        SECTION 22. Benefits of Indenture Restricted to Parties and Holders. Nothing in this First Supplemental Indenture, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the holders of the Notes, any legal or equitable right, remedy or claim under this First Supplemental Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Notes.

        SECTION 23. Provisions Binding on Company's Successors. All the covenants, stipulations promises and agreements in this First Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.


                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, WILMINGTON TRUST COMPANY and DOWNEY FINANCIAL CORP. have each caused this First Supplemental Indenture to be signed by a duly authorized officer, as of the day and year first above written.

                                       WILMINGTON TRUST COMPANY



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       DOWNEY FINANCIAL CORP.



                                       By:
                                          --------------------------------------
                                          Name:  Thomas E. Prince
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                                    EXHIBIT A

















              FORM OF CERTIFICATE EVIDENCING THE OFFERED SECURITIES

[LEGEND FOR INCLUSION IN GLOBAL NOTE -- THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]

[LEGEND FOR INCLUSION IN GLOBAL NOTE -- UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


No.:  R-[ ]
CUSIP No.:  261018 AB 1
ISIN No.:  US261018 AB 13


                             DOWNEY FINANCIAL CORP.

                          6 1/2% Senior Notes due 2014


        Downey Financial Corp., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] Dollars ($[ ],000,000) on July 1, 2014, and to pay interest thereon from June 23, 2004 or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on January 1 and July 1 of each year (each, an "Interest Payment Date"), commencing January 1, 2005, and at Maturity, at the rate of 6 1/2% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the December 15 or June 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Person who was the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

        Payment of the principal of and premium, if any, and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and in the City of Wilmington, State of Delaware, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register or by transfer to an account maintained by the payee with a bank located in the United States of America except that, if this Note is a Global Note registered in the name of a Depository or its nominee, all payments of principal of, premium, if any, and interest on this Note shall be made by wire transfer of immediately available funds or otherwise in accordance with the procedures of the Depository as in effect from time to time.

        This Note is one of a duly authorized issue of debt securities of the Company (herein called the "Notes") issued and to be issued in one or more series under an Indenture dated as of November 15, 2000 relating to the Company's senior debt securities (the "Original Indenture"), as amended and supplemented by the First Supplemental Indenture dated as of June 23, 2004 (the "First Supplemental Indenture"; the Original Indenture, as amended and supplemented by the First Supplemental Indenture and all other indentures supplemental thereto, is herein called the "Indenture"), each between the Company and Wilmington Trust Company, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This
Note is one of the series designated on the face hereof, limited (subject to exceptions provided in the Indenture and subject to the right of the Company to reopen such series for issuances of additional Notes of such series on the terms and subject to the conditions specified in the Indenture) in aggregate principal amount to $200,000,000.

        The Notes are redeemable, in whole or from time to time in part, at the option of the Company on any date (each, a "Redemption Date") at a redemption price (the "Redemption Price") equal to the greater of:

        (a)     100% of the principal amount of the Notes to be redeemed, and

        (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable Redemption
                Date) discounted to such Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 30 basis points,

plus, in the case of both clause (a) and (b) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to such Redemption Date. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date will be payable to the Holders of such Notes (or one or more Predecessor Notes) registered as such at the close of business on the relevant Regular Record Date according to their terms and the provisions of the Indenture.

        As used in this Note, the following terms have the meanings set forth below:

        "Treasury Rate" means, with respect to any Redemption Date for the
Notes:

        (a) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Final Maturity Date for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), or

        (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate shall be calculated on the third Business Day preceding the applicable Redemption Date. As used in the immediately preceding sentence and in the definition of "Reference Treasury Dealer Quotations" below, the term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

        "Comparable Treasury Issue" means, with respect to any Redemption Date for the Notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

        "Independent Investment Banker" means, with respect to any Redemption Date for the Notes, Credit Suisse First Boston LLC and its successors or J.P. Morgan Securities Inc. and its successors, whichever shall be selected by the Trustee after consultation with the Company, or, if both such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

        "Comparable Treasury Price" means, with respect to any Redemption Date for the Notes:

        (a) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

        (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Reference Treasury Dealer" means each of Credit Suisse First Boston LLC and J.P. Morgan Securities Inc. and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Trustee, after consultation with the Company, shall substitute therefor another Primary Treasury Dealer), and two other Primary Treasury Dealers selected by the Trustee after consultation with the Company.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

        "Final Maturity Date" means July 1, 2014.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before any Redemption Date to each Holder of Notes to be redeemed as provided in the Indenture. If less than all the Notes are to be redeemed at the option of the Company, the Trustee will select, pro rata or by lot or in such other manner as it shall deem appropriate and fair, the Notes or portions thereof to be redeemed.

        Unless the Company defaults in payment of the Redemption Price, plus accrued and unpaid interest, on and after any Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption on such Redemption Date.

        If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued and unpaid interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of any series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, and the right of the Holder of this Note, which is absolute and unconditional, to receive payment of, the principal of and premium, if any, and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed. The aforementioned right shall not be impaired without the consent of such Holder.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations set forth therein, the Notes are exchangeable for a like aggregate principal amount of Notes of authorized denominations as requested by the Holders surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note shall be overdue and notwithstanding any notation of ownership or writing hereon, and neither the Company, the Trustee nor any such agent of the Company or of the Trustee shall be affected by notice to the contrary.

        The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, and satisfies certain other conditions, all as more fully provided in the Indenture. In addition, the Indenture shall cease to be of further effect (subject to certain exceptions) with respect to the Notes when (1) either (A) all Notes previously authenticated have been delivered (subject to certain exceptions) to the Trustee for cancellation, or (B) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Maturity Date within one year or (iii) are to be called for redemption within one year and, in the case of (i), (ii) or (iii) above, the Company has irrevocably deposited with the Trustee as trust funds money in an amount sufficient to pay all such Notes not theretofore delivered to the Trustee for cancellation, and (2) the Company satisfies certain other conditions, all as more fully provided in the Indenture.

        This Note shall be governed by and construed in accordance with the laws of the State of New York.

        All terms used in this Note which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture except that the term "Note", as used herein, shall have the meaning set forth above and not the meaning assigned to such term in the Indenture.

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its duly authorized officers.

Dated:




                                       Downey Financial Corp.




                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:




Attest:
       ---------------------------------
      Name:
      Title:


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION
This is one of the Notes described in
the within-mentioned Indenture.



Wilmington Trust Company, as Trustee



By:
   -------------------------------------
           Authorized Signatory

                                  ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common         UNIF GIFT MIN ACT -- ______Custodian______
TEN ENT--as tenants by the entireties       (Cust)                (Minor)
JT TEN--as joint tenants with right of                    Under Uniform Gifts to
survivorship and not as tenants in common                 Minors Act__________
                                                                      (State)

    Additional abbreviations may also be used though not in the above list.

                     --------------------------------------


FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

  ---------------------------------------------------------

  ---------------------------------------------------------





--------------------------------------------------------------------------------
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE


--------------------------------------------------------------------------------
the within note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________Attorney
to transfer said note on the books of the Company with full power of substitution in the premises.

Dated:                                     Signed:
      ----------------------------------          ------------------------------

          Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within note in every particular, without alteration or enlargement or any change whatever.



                                      A-1